Exhibit 10.30

AMENDMENT NO. 3 TO LOAN AGREEMENT

This Amendment No. 3 to Loan Agreement (the “Amendment”) is entered into effective the 18th day of February 2021, by and between Novus Capital Group, LLC (the “Holder”), and Vivasphere, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company is the responsible party under that certain Loan and Security Agreement by and between Quantumsphere, Inc. and the Holder dated June 19, 2014 (and assigned to the Company under that certain Agreement Regarding Assets dated December 3, 2018) in the original principal amount of $334,775, which originally did not carry interest and matured on December 3, 2019 (the “Note”);

WHEREAS, on or about February 6, 2020, the Company and Holding agreed to extend the maturity date under the Note until July 1, 2020 and add a seven percent (7%) simple interest rate to the Note starting January 1, 2020, which would accrue and be due on the new maturity date (“Amendment No. 1”);

WHEREAS, on or about September 23, 2020, the Company and Holding agreed to extend the maturity date under the Note until January 2, 2021 and increase the interest rate to ten percent (10%) simple interest rate to the Note starting July 1, 2020, which would accrue and be due on the new maturity date (“Amendment No. 2”);

WHEREAS, no payment has been made under the Note, and the Holder and the Company desire to modify the terms of the Note to extend the maturity date as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.       The principal and any unpaid accrued interest on the Note shall be due and payable on or before 5:00 p.m., Pacific Standard Time, on July 2, 2021 (the “New Maturity Date”).

2.        Interest shall accrue at the rate of ten percent (10%) per annum, simple interest, from January 2, 2021 until all unpaid principal and interest is paid in full.

3.       Other than as set forth herein, the terms and conditions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

“Company”	“Holder”

Vivasphere, Inc.,	Novus Capital, LLC
a Nevada corporation

/s/ Matt Nicosia	/s/ Robert Tobin
By: Matt Nicosia	By: Robert Tobin
Its: Chief Executive Officer	Its: Chief Investment Officer